Exhibit 8.1

List of Subsidiaries of Perfect World Co., Ltd.

Wholly Owned Subsidiaries

1.              Perfect Online Holding Limited, a Hong Kong company

2.              Beijing Perfect World Software Co., Ltd., a PRC company

3.              Beijing Perfect World Digital Entertainment Software Co., Ltd., a PRC company

4.              Chengdu Perfect World Software Co., Ltd., a PRC company

5.              Shanghai Perfect World Software Co., Ltd., a PRC company

6.              Beijing Perfect World Game Software Co., Ltd., a PRC company

7.              Perfect Sky Online Co., Limited, a Hong Kong company

8.              Global InterServ (Caymans) Inc., a Cayman Islands company

9.              InterServ Information and Technology (Shanghai) Co., Ltd., a PRC company

10.       Perfect World Interactive Entertainment Co., Ltd., a Cayman Islands company

11.       Perfect Entertainment Zone N.V., a Netherlands Antilles company

12.       Perfect World Universal Coöperatieve U.A., a Netherlands company

13.       Perfect World Europe B.V., a Netherlands company

14.       Perfect World Entertainment Inc., a Delaware, United States Corporation

15.       Cryptic Studios, Inc., a California, United States Corporation

16.       C&C Media Co., Ltd., a Japanese company

17.       CCO Co., Ltd., a Japanese company

18.       Perfect Game Holding Limited, a British Virgin Islands company

19.       Perfect Management Holding Limited, a British Virgin Islands company

20.       Happy Moment Holding Limited, a British Virgin Islands company

21.       Perfect Star Co., Ltd., a Malaysia company

22.       Perfect World Interactive Technology Co., Ltd., a Taiwan company

23.       Happy Fantasy Limited, a British Virgin Islands company

24.       NGL Co., Ltd., a Korea company

25.       Perfect Play SDN. BHD., a Malaysia company

26.       Perfect World (Thailand) Co., Ltd., a Thailand company

Majority-Owned Subsidiaries

27.       Runic Games, Inc., a Delaware, United States Corporation

28.       Zongheng Limited, a Cayman Islands company

29.       Perfect World Games Online Limited, formerly known as  Zongheng Online LIMITED, a Hong Kong company

30.       Huanxiang Zongheng Software Technology Co., Ltd., a PRC company

31.       Unknown Worlds Entertainment, Inc., a California, United States Corporation

Affiliated Entities Consolidated in the Registrant’s Financial Statement

32.       Beijing Perfect World Network Technology Co., Ltd., a PRC company

33.       Shanghai Perfect World Network Technology Co., Ltd., a PRC company

34.       Chengdu Perfect World Network Technology Co., Ltd., a PRC company

35.       Beijing Perfect World Digital Entertainment Co., Ltd., a PRC company

36.       Chengdu Ye Net Science and Technology Development Co., Ltd., a PRC company

37.       Hefei Perfect World Network Technology Co., Ltd., a PRC company

38.       Beijing Perfect Moment Network Technology Co., Ltd., a PRC company

39.       Tianjin Trendsters Investment Co., Ltd., a PRC company

40.       Beijing Perfect World Digital Technology Co., Ltd., a PRC company

41.       Wuhu Huitian Shengshi Network Technology Co., Ltd., a PRC company

42.       Guangdong Perfect World Educational Investment Co., Ltd., a PRC company

43.       Chongqing Perfect World Interactive Technology Co., Ltd., a PRC company